Exhibit 15.1

August 4, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 4, 2004 on our review of interim financial information of NSTAR for the three and six month periods ended June 30, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-78285 and 333-117014) and in its Registration Statements on Form S-8 (Nos. 333-78285, 333-85559 and 333-87272).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts